November 1, 2016

PRESS RELEASE

Century Casinos, Inc. Announces Third Quarter 2016 Results

Colorado Springs, Colorado – November 1, 2016 – Century Casinos, Inc. (NASDAQ Capital Market®: CNTY) today announced its financial results for the three and nine months ended September 30, 2016.

Third Quarter 2016 Highlights*

•	Net operating revenue was $34.5 million, a 3% increase from the three months ended September 30, 2015.
•	Earnings from operations were $3.8 million, a 6% decrease from the three months ended September 30, 2015.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $1.9 million, a 31% decrease from the three months ended September 30, 2015.
•	Adjusted EBITDA** was $6.3 million, a 7% decrease from the three months ended September 30, 2015.
•	Earnings per share were $0.08.
•	Book value per share*** at September 30, 2016 was $5.39.

Operating results were primarily impacted by decreased net operating revenue at the Century Casino & Hotel in Edmonton (“CRA”) due to an extensive refurbishment and remodel of the casino floor and food and beverage outlets for the three months ended September 30, 2016 compared to the three months ended September 30, 2015.

In October 2016, the Company’s subsidiary, Century Casino St. Albert Inc. (“CSA”), acquired 100% of the issued and outstanding shares and related land of entities operating the Apex Casino in suburban Edmonton, Alberta, Canada. Century Casino St. Albert, formerly Apex Casino, is a 34,500 square foot casino facility located on approximately seven acres of land that includes 382 slot machines, 11 live table games, a restaurant, a bar, a lounge and a banquet facility that can accommodate up to 175 guests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA Margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

In June 2016, the Company began operating the ship-based casinos onboard the Mein Schiff 5, a new 2,500 passenger cruise ship, and the TUI Discovery, a 2,067 passenger cruise ship. Under an agreement with Diamond Cruise International Co., Ltd., the Company began operating the ship-based casino onboard Glory Sea, a 1,200 passenger cruise ship, in July 2016. Glory Sea operates in the Chinese cruise market with three and four-day trips between China, South Korea and Japan. The Glory Sea casino has 50 slot machines and 17 table games. Under an amended concession agreement with TUI Cruises,  the Company also plans to operate the ship-based casino onboard Mein Schiff 6, a new 2,500 passenger cruise ship that is expected to begin operations in the third quarter of 2017.

In September 2016, the Company was selected as the successful applicant by Horse Racing Alberta to own, build and operate a horse racing facility in the Edmonton market area, which the Company will operate as Century Mile. Century Mile will be a one-mile horse racetrack and multi-level racing and entertainment center, which will include a gaming floor with slot machines as well as food and beverage outlets. The proposed location is on Edmonton International Airport land and close to the city of Leduc, just south of Edmonton and positioned off Queen Elizabeth II Highway. The Company estimates that the project will cost approximately CAD 50.0 million and be completed by the end of 2018.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

2/18

The consolidated results for the three and nine months ended September 30, 2016 and 2015 are as follows:

	For the Three Months			For the Nine Months
Amounts in thousands, except per share data	Ended September 30,			Ended September 30,
Consolidated Results:	2016	2015	% Change	2016	2015	% Change
Net operating revenue	$34,526	$33,526	3%	$102,257	$101,803	0%
Earnings from operations	3,835	4,082	(6%)	11,761	14,021	(16%)
Net earnings attributable to Century Casinos, Inc. shareholders	$1,887	$2,728	(31%)	$6,030	$11,170	(46%)

Adjusted EBITDA**	$6,271	$6,719	(7%)	$18,742	$18,292	3%

Earnings per share:
Basic	$0.08	$0.11	(27%)	$0.25	$0.46	(46%)
Diluted	$0.08	$0.11	(27%)	$0.25	$0.46	(46%)

“Operating results and Adjusted EBITDA were impacted by extensive refurbishment and remodeling at the Century Casino & Hotel in Edmonton, our largest property. However, we are very happy with the new gaming floor, restaurant, bar, poker room and the beautiful new VIP gaming areas,” Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos, said. “We opened another three shipboard casinos this year and are particularly excited about the newest addition to our portfolio of casinos, the Century Casino St. Albert in the greater Edmonton metropolitan region, which we acquired on October 1, 2016. Finally, we are thrilled to have been chosen by Horse Racing Alberta to develop and operate a new horse racing and gaming entertainment facility in South Edmonton,” they continued.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/18

Consolidated Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of September 30, 2016:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $1.0 million, or 3%, and by $0.5 million, or 0%, for the three and nine months ended September 30, 2016,  compared to the three and nine months ended September 30, 2015.  Following is a summary of the changes in net operating revenue by segment for the three and nine months ended September 30, 2016,  compared to the three and nine months ended September 30, 2015:

	Net Operating Revenue
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$(0.2)	(2%)	$3.5	10%
United States	0.2	3%	1.0	5%
Poland	0.9	7%	0.3	1%
Corporate and Other	0.1	6%	(4.4)	(63%)
Total	$1.0	3%	$0.5	0%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

4/18

The Company’s earnings from operations decreased by ($0.2) million, or (6%), and by ($2.3) million, or (16%), for the three and nine months ended September 30, 2016,  compared to the three and nine months ended September 30, 2015.   Following is a summary of the changes in earnings from operations by segment for the three and nine months ended September 30, 2016,  compared to the three and nine months ended September 30, 2015:

	Earnings from Operations
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$(0.7)	(20%)	$(0.7)	(7%)
United States	0.1	8%	0.4	12%
Poland	0.4	45%	0.6	19%
Corporate and Other	(0.1)	(8%)	(2.6)	(112%)
Total	$(0.2)	(6%)	$(2.3)	(16%)

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($0.8) million, or (31%), and by ($5.1) million, or (46%), for the three and nine months ended September 30, 2016,  compared to the three and nine months ended September 30, 2015.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by segment for the three and nine months ended September 30, 2016,  compared to the three and nine months ended September 30, 2015:

	Net Earnings (Loss) Attributable to
	Century Casinos, Inc. Shareholders
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016/2015		2016/2015
Amounts in millions	Change	% Change	Change	% Change
Canada	$(0.5)	(25%)	$(1.3)	(20%)
United States	0.1	7%	0.3	12%
Poland	0.1	28%	0.1	8%
Corporate and Other	(0.6)	(82%)	(4.3)	(528%)
Total	$(0.8)	(31%)	$(5.1)	(46%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

5/18

Segment Results (in thousands)*

The following are segment results for net operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA**.

	Net Operating Revenue			Net Operating Revenue
	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Canada	$12,005	$12,198	(2%)	$37,470	$33,951	10%
United States	8,188	7,958	3%	22,970	21,960	5%
Poland	13,356	12,449	7%	39,190	38,858	1%
Corporate and Other	977	921	6%	2,627	7,034	(63%)
Consolidated	$34,526	$33,526	3%	$102,257	$101,803	0%

	Earnings from Operations			Earnings from Operations
	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Canada	$2,599	$3,256	(20%)	$9,044	$9,713	(7%)
United States	1,614	1,502	8%	3,838	3,426	12%
Poland	1,393	962	45%	3,828	3,213	19%
Corporate and Other	(1,771)	(1,638)	(8%)	(4,949)	(2,331)	(112%)
Consolidated	$3,835	$4,082	(6%)	$11,761	$14,021	(16%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

6/18

	Net Earnings (Loss)			Net Earnings (Loss)
	Attributable to Century			Attributable to Century
	Casinos, Inc. Shareholders			Casinos, Inc. Shareholders
	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Canada	$1,467	$1,957	(25%)	$5,076	$6,355	(20%)
United States	1,000	931	7%	2,378	2,125	12%
Poland	684	536	28%	2,029	1,884	8%
Corporate and Other	(1,264)	(696)	(82%)	(3,453)	806	(528%)
Consolidated	$1,887	$2,728	(31%)	$6,030	$11,170	(46%)

	Adjusted EBITDA**			Adjusted EBITDA**
	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Canada	$3,379	$3,902	(13%)	$11,316	$11,697	(3%)
United States	2,238	2,140	5%	5,716	5,330	7%
Poland	2,022	1,771	14%	5,704	5,411	5%
Corporate and Other	(1,368)	(1,094)	(25%)	(3,994)	(4,146)	4%
Consolidated	$6,271	$6,719	(7%)	$18,742	$18,292	3%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

7/18

Balance Sheet and Liquidity

As of September 30, 2016, the Company had $33.0 million in cash and cash equivalents and  $58.4 million in outstanding debt on its balance sheet compared to $29.4 million in cash and cash equivalents and $36.5 million in outstanding debt at December 31, 2015.  The $58.4 million in outstanding debt as of September 30, 2016 includes $42.5 million related to the Company’s Bank of Montreal credit agreement, $0.9 million related to capital leases for Century Resorts Alberta and Century Downs Racetrack and Casino (“CDR”),  $14.9 million related to a long-term land lease for CDR and $0.5 million related to Casinos Poland, Ltd., net of $0.4 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2016 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the third quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

Century Casinos will host its third quarter 2016 earnings conference call today at 7:00 am MDT; 2:00 pm CET, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until November 30, 2016 at http://corporate.cnty.com/investor-relations/sec-filings.

8/18

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Amounts in thousands, except for per share information	2016	2015	2016	2015
Operating revenue:
Net operating revenue	$34,526	$33,526	$102,257	$101,803
Operating costs and expenses:
Total operating costs and expenses	30,691	29,444	90,496	87,782
Earnings from operations	3,835	4,082	11,761	14,021
Non-operating income (expense), net	(629)	(570)	(420)	(1,364)
Earnings before income taxes	3,206	3,512	11,341	12,657
Income tax provision	(793)	(373)	(2,378)	(402)
Net earnings	2,413	3,139	8,963	12,255
Net earnings attributable to non-controlling interest	(526)	(411)	(2,933)	(1,085)
Net earnings attributable to Century Casinos, Inc. shareholders	$1,887	$2,728	$6,030	$11,170

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.08	$0.11	$0.25	$0.46
Diluted	$0.08	$0.11	$0.25	$0.46

Weighted average common shares
Basic	24,440	24,399	24,452	24,389
Diluted	24,675	24,440	24,644	24,430

9/18

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	September 30,	December 31,
	2016	2015
Assets
Current assets	$39,604	$34,540
Property and equipment, net	134,132	131,582
Other assets	45,748	20,961
Total assets	$219,484	$187,083

Liabilities and Equity
Current liabilities	$24,845	$23,300
Non-current liabilities	56,786	36,508
Century Casinos, Inc. shareholders' equity	131,717	122,416
Non-controlling interest	6,136	4,859
Total liabilities and equity	$219,484	$187,083

10/18

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Constant Currency Results* (unaudited)

(Amounts in thousands)

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Net operating revenue as reported (GAAP)	$34,526	$33,526	3%	$102,257	$101,803	0%
Foreign currency impact vs. 2015	403			1,733
Net operating revenue constant currency (non-GAAP)*	$34,929	$33,526	4%	$103,990	$101,803	2%

Earnings from operations (GAAP)	$3,835	$4,082	(6%)	$11,761	$14,021	(16%)
Foreign currency impact vs. 2015	45			222
Earnings from operations (non-GAAP)*	$3,880	$4,082	(5%)	$11,983	$14,021	(15%)

Net earnings (loss) attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$1,887	$2,728	(31%)	$6,030	$11,170	(46%)
Foreign currency impact vs. 2015	68			31
Net earnings (loss) attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$1,955	$2,728	(28%)	$6,061	$11,170	(46%)

Adjusted EBITDA (non-GAAP)**	$6,271	$6,719	(7%)	$18,742	$18,292	3%
Foreign currency impact vs. 2015	64			313
Adjusted EBITDA constant currency (non-GAAP)*	$6,335	$6,719	(6%)	$19,055	$18,292	4%

11/18

Century Casinos, Inc.

Adjusted EBITDA Margins *** (unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015
Canada	28%	32%	30%	34%
United States	27%	27%	25%	24%
Poland	15%	14%	15%	14%
Corporate and Other	(140%)	(119%)	(152%)	(59%)
Consolidated Adjusted EBITDA Margin	18%	20%	18%	18%

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended September 30, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,467	$1,000	$684	$(1,264)	$1,887
Interest expense (income), net	655	0	(1)	(5)	649
Income taxes (benefit)	365	614	319	(505)	793
Depreciation and amortization	775	624	629	105	2,133
Non-controlling interest	183	0	343	0	526
Non-cash stock-based compensation	0	0	0	192	192
(Gain) loss on foreign currency transactions and other	(71)	0	48	3	(20)
Loss on disposition of fixed assets	5	0	0	0	5
Acquisition costs	0	0	0	106	106
Adjusted EBITDA	$3,379	$2,238	$2,022	$(1,368)	$6,271

12/18

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Three Months Ended September 30, 2015
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,957	$931	$536	$(696)	$2,728
Interest expense (income), net	783	0	31	(4)	810
Income taxes (benefit)	519	571	227	(944)	373
Depreciation and amortization	644	638	678	118	2,078
Non-controlling interest	145	0	266	0	411
Non-cash stock-based compensation	0	0	0	423	423
(Gain) loss on foreign currency transactions and other	(148)	0	(98)	6	(240)
Loss on disposition of fixed assets	2	0	131	3	136
Adjusted EBITDA	$3,902	$2,140	$1,771	$(1,094)	$6,719

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Nine Months Ended September 30, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$5,076	$2,378	$2,029	$(3,453)	$6,030
Interest expense (income), net	2,189	0	22	(13)	2,198
Income taxes (benefit)	1,477	1,460	936	(1,495)	2,378
Depreciation and amortization	2,246	1,875	1,863	276	6,260
Non-controlling interest	1,918	0	1,015	0	2,933
Non-cash stock-based compensation	0	0	0	573	573
(Gain) loss on foreign currency transactions and other	(1,616)	0	(174)	12	(1,778)
Loss on disposition of fixed assets	26	3	13	0	42
Acquisition costs	0	0	0	106	106
Adjusted EBITDA	$11,316	$5,716	$5,704	$(3,994)	$18,742

13/18

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA ** to Net Earnings Attributable to Century Casinos, Inc. Shareholders by Segment

	For the Nine Months Ended September 30, 2015
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings	$6,355	$2,125	$1,884	$806	$11,170
Interest expense (income), net	2,406	0	110	(10)	2,506
Income taxes (benefit)	1,479	1,301	743	(3,121)	402
Depreciation and amortization	1,635	1,904	1,925	316	5,780
Non-controlling interest	143	0	942	0	1,085
Non-cash stock-based compensation	0	0	0	1,230	1,230
Gain on foreign currency transactions and other	(670)	0	(466)	(6)	(1,142)
Loss on disposition of fixed assets	4	0	273	4	281
Preopening expenses	345	0	0	0	345
Other one-time income	0	0	0	(3,365)	(3,365)
Adjusted EBITDA	$11,697	$5,330	$5,411	$(4,146)	$18,292

14/18

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results by the prior year’s average exchange rate for the quarter or year as reported in Item 1 of the Company’s Quarterly Report on Form 10-Q and comparing them to actual U.S. dollar results for the prior quarter or year.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest  (earnings) losses and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

15/18

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

**** The table below presents the Company’s operating results and constant currency* results for the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015 without the impact of the $3.4 million in earnings received from the termination agreement with Norwegian (the “Termination Agreement”) in the second quarter of 2015. Earnings from the Termination Agreement did not impact Adjusted EBITDA**.

	For the Nine Months
	Ended September 30,
	2016	2015	% Change
Net operating revenue as reported (GAAP)	$102,257	$101,803	0%
Less: Earnings from the Termination Agreement		(3,365)
Foreign currency impact vs. 2015	1,733
Net operating revenue constant currency (non-GAAP)*	$103,990	$98,438	6%

Earnings from operations as reported (GAAP)	$11,761	$14,021	(16%)
Less: Earnings from the Termination Agreement		(3,365)
Foreign currency impact vs. 2015	222
Earnings from operations constant currency (non-GAAP)*	$11,983	$10,656	12%

Net earnings (loss) attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$6,030	$11,170	(46%)
Less: Earnings from the Termination Agreement		(3,264)
Foreign currency impact vs. 2015	31
Net earnings (loss) attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$6,061	$7,906	(23%)

Adjusted EBITDA (non-GAAP)**	$18,742	$18,292	3%
Foreign currency impact vs. 2015	313
Adjusted EBITDA constant currency (non-GAAP)*	$19,055	$18,292	4%

16/18

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and in St. Albert, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos in Poland. The Company, through CCE, also holds a 75% ownership interest in both  Century Downs Racetrack and Casino, which began operations in the north metropolitan area of Calgary, Alberta, Canada in April 2015, and  Century Bets! Inc., which began operating the pari-mutuel off-track horse betting network in southern Alberta, Canada in May 2015. The Company operates 13 ship-based casinos with four cruise ship owners. The Company manages the operations of the casino at the Hilton Aruba Caribbean Resort and Casino. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for new projects and projects in development, including Century Casino St. Albert and Century Mile, the anticipated timing and costs of the Century Mile project, debt repayment, investments in joint ventures, outcomes of legal proceedings and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2015. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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